EXHIBIT 10.2
                               Consulting Contract

PARTIES: Trancom Industies, Inc., a Colorado Corporation, 44 East Mifflin Street, Suite 1000, Madison, WI 53703

          Michael Brozek,  614 Farwell Drive, Madison, WI  53704

SERVICES TO BE RENDERED: Trancom Industries, Inc. ("Trancom") retains Michael Brozek ("Consultant") to provide the following services.

1. Consultant will service as President of Trancom under the direction of the Borad of Directors and will serve as a director of Trancom

2. Consultant will introduce Trancom's Brake Safe (TM) visual brake stroke indicator and such other products as may be distributed by Trancom from time to time ("the Products") to his business and personal contacts in the transportation industry, including trucking, busing and railcar segments.

3. Consultant will promote and assist in the marketing and sales of the Products to potential government customers at the local, state and federal levels.

4. Consultant will provide administrative support to Trancom as required to ensure accurate and timely banking transactions and account collections.

5. Trancom will provide Consultant with any and all promotional materials necessary for Consultant to provide the services set forth herein.

     COMPENSATION:

A. Consulting Fees: Trancom will provide Consultant with 1,000,000 common share in Trancom for the services provded by Consultant during the term of the contract. All common shares will be held in trust and released to Consultant, upon written request, in accordance with Schedule "A" attached to this agreement.

B. Expenses and Disbursements: Trancom will reimburse Consultant for out-of-pocket disbursements and expenses that are pre-approved by Trancom. Trancom shall not unreasonably refuse approval of expenses directly related to fulfillment of this contract. Payment of such expenses shall be within 30 days of billing with appropriate evidence of the expenditure.

C. Stock Options: Trancom will provide the Consultant director's options to purchase 50,000 common shares of Trancom Industries, Inc. at a price of $0.01 per share and 50,000 common shares at a price of $0.05 per share.


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     SHARE POOLING:

Trancom and the Consultant agree that Consultant and Spectra Inc. will execute a pooling agreemtn for all commons shares held by Spectra Inc. and the Consultant in the even that Spectra inc. acquired ownership of 51.0 percent of the issued and outstanding common shares of Trancom.

     TERM OF CONTRACT:

This contract will take effect July 1, 1999 for a term of three years ending June 30, 2002. This contract will automatically renew annually for successive periods of one year under the same terms and conditions except compensation unless either party notifies the other in writing 60 days prior to the anniversary date that the contract is not to be renewed.

     AREA OF SERVICES:

It is understood by the parties that Consultant will provide services to Trancom within the United States and Mexico and that this contract shall be governed by the laws of the State of Wisconsin.

     CONFIDENTIAL INFORMATION:

The parties understand that the sales contracts, prospects and leads are considered to be confidential information except as necessary to advance the purposes and best interest of Trancom.

     NON-COMPETITION:

During the term of this contract and any renewal thereof and for a period of twelve (12) months after termination or expiry of this contract, Consultant shall not directly or indirectly, as an investor, employee or advisor of another business, compete with the business fo Trancom anywhere in the United States or Mexico.

     NOTICE:

Any notice required or desired to be given by one party hereto to the other under this contact shall be in writing and shall be deemed to be fully given and received if and when received by personal delivery or eight days after posting by prepaid registered mail, return receipt requirested, or by 10:00 am the next ordinary business day, if by cable, telegram, facsimile or telex, addressed to the party to be notified at the respective address as first set forth above or such other address as may be supplied in writing.


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Dated this 1st day of July, 1999.

                            Trancom Industries, Inc.

                              Per:/s/ Michael Faye
                             --------------------------

Dates this 1st day of July, 1999.

                                 Michael Brozek

                              /s/ Michael Brozek
                             --------------------------













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                                  Schedule "A"

Trancom and the Consultant agree that the 1,000,000 common shares held in trust shall be available for release to the Consultant in accordance with the following schedule:

           July 1, 1999 through June 30, 2000 - 335,000 common shares July 1, 2000 through June 30, 2001 - 335,000 common shares July 1, 2001 through June 30, 2002 - 330,000 common shares

In the event that Spectra Inc. acquires 51.0 percent of the issued and outstanding common shares, of Trancom, including the shares held in trust for the Consultant, the Consultant may request release of all common shares held in trust as of the date on which Spectra Inc. retained a 51.0 percent ownership of Trancom common shares.